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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                             -------------------------

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): August 5, 1998

                             -------------------------

                                 GETTY IMAGES, INC.
               (Exact name of Registrant as specified in its charter)


          DELAWARE                    000-23747             98-0177556
(State or other jurisdiction of     (Commission File     (I.R.S. Employer
      incorporation)                    Number)          Identification No.)


       2101 FOURTH AVENUE                                101 BAYHAM STREET
          FIFTH FLOOR                                      LONDON, ENGLAND
    SEATTLE, WASHINGTON 98121                                  NW1 0AG
        (206) 695-3400                                  (01144171) 544-3456
                 (Address, including zip code, and telephone, including area code, of Registrant's principal executive offices)


                                        None
      -----------------------------------------------------------------------
          (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.
     On August 5, 1998, Getty Images, Inc., a Delaware corporation (the "Company" or "Getty Images"), completed the acquisition (the "Acquisition") of ImageWays, Inc., a New York corporation. ImageWays, Inc. is a high quality archival footage collection based in New York, which the Company plans to integrate into its stock footage business, Energy Film Library. The purchase price of the Acquisition was $1,070,000, consisting of $713,333 in cash and 18,036 shares of the Company's common stock. Getty Images completed the Acquisition pursuant to a Stock Purchase Agreement by and among the stockholders of ImageWays, Inc. and Getty Images, Inc. dated August 4, 1998.

     Reference is made to the press release issued by the Company on August 6, 1998 regarding its financial results for the second fiscal quarter, the text of which is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits
         99.1  Text of press release dated August 6, 1998.


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GETTY IMAGES, INC.


Date: August 12, 1998                  By:  /s/ Jonathan Klein
                                       ------------------------------
                                       Name: Jonathan Klein
                                       Title: Chief Executive Officer



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                                 INDEX TO EXHIBITS


Exhibit             Description
 99.1               Text of press release dated August 6, 1998

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